EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Form 10-K of Ainos, Inc. (the "Company") of our audit opinion report dated March 18, 2022,  with respect to the financial statements of the Company included in this Annual Report on Form 10-K for the two-year period ended on December 31, 2020 and December 31, 2021. We also consent to the references to us under the headings “Expert” in such Annual Report.

/s/ PWR CPA, LLP

PCAOB #6686

Houston, Texas

March 21, 2022